Exhibit 99.2

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF WESTCHESTER

ELIZABETH A. CONOLLY, THOMAS MCCORMACK, SHELLEY Z. ZHANG, GREEN MEADOWS PARTNERS, JAMES STELLATO and ROCCO SORRENTINO,	Index No. /07
Plaintiffs,	SUMMONS
- against -

UNIVERSAL AMERICAN FINANCIAL CORPORATION, RICHARD A. BARASCH, LEE EQUITY PARTNERS LLC, PERRY CAPITAL LLC, UNION SQUARE PARTNERS MANAGEMENT LLC, WELSH, CARSON, ANDERSON & STOWE, BARRY AVERILL, BRADLEY E. COOPER, MARK M. HARMELING, BERTRAM HARNETT, LINDA H. LAMEL, ERIC W. LEATHERS, PATRICK J. MCLAUGHLIN, ROBERT A. SPASS, and ROBERT F. WRIGHT,

Defendants.

To the above named Defendants

YOU ARE HEREBY SUMMONED to answer the complaint in this action and to serve a copy of your answer, or, if the complaint is not served with this summons, to serve a notice of appearance, on the plaintiffs’ attorneys within 20 days after the service of this summons, exclusive of the day of service (or within 30 days after the service is complete if this summons is not personally delivered to you within the State of New York); and in case of your failure to appear or answer, judgment will be taken against you by default for the relief demanded below.

Plaintiffs designate Westchester County as the place of trial. The basis of the venue is defendant Universal American Financial Corporation’s principal place of business.

Dated: New York, New York July 25, 2007	WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP
[Illegible]
Mark C. Rifkin Matthew M. Guiney 270 Madison Avenue New York, NY 10016 Telephone: 212-545-4600 Facsimile: 212-686-0114

PASKOWITZ & ASSOCIATES
Laurence D. Paskowitz
60 East 42nd Street 46th Floor
New York, NY 10165
Telephone: 212-685-0969
Facsimile: 800-705-9529

WOLF POPPER LLP
Robert M. Kornreich
Carl L. Stine
845 Third Avenue
New York, NY 10022
Telephone: 212-759-4600
Facsimile: 212-486-2093

Plaintiffs’ Counsel and
Proposed Co-Lead Counsel

ROY JACOBS & ASSOCIATES
Roy L. Jacobs, Esq.
60 East 42nd Street 46th Floor
New York, NY 10165
Telephone: 212-867-1156
Facsimile: 212-504-8243

LAW OFFICES OF MARC S. HENZEL
Marc S. Henzel
273 Montgomery Ave.
Suite 202
Bala Cynwyd, PA 19004
Telephone: 610-660-8000
Facsimile: 610-660-8080

ZIMMERMAN, LEVI & KORSINSKY, LLP
Joseph Levi
39 Broadway, Suite 1601
New York, NY 10006
Telephone: 212-363-7500
Facsimile: 212-363-7171

Plaintiffs’ Counsel

2

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF WESTCHESTER

ELIZABETH A. CONOLLY, THOMAS MCCORMACK, SHELLEY Z. ZHANG, GREEN MEADOWS PARTNERS, JAMES STELLATO and ROCCO SORRENTINO,	Index No. /07
Plaintiffs,	STOCKHOLDERS’ CLASS ACTION COMPLAINT
- against -

UNIVERSAL AMERICAN FINANCIAL CORPORATION, RICHARD A. BARASCH, LEE EQUITY PARTNERS LLC, PERRY CAPITAL LLC, UNION SQUARE PARTNERS MANAGEMENT LLC, WELSH, CARSON, ANDERSON & STOWE, BARRY AVERILL, BRADLEY E. COOPER, MARK M. HARMELING, BERTRAM HARNETT, LINDA H. LAMEL, ERIC W. LEATHERS, PATRICK J. MCLAUGHLIN, ROBERT A. SPASS, and ROBERT F. WRIGHT,

Defendants.

Plaintiffs Elizabeth A. Conolly, Thomas McCormack, Shelley Z. Zhang, Green Meadows Partners, James Stellato, and Rocco Sorrentino, by their attorneys, allege facts pertaining to themselves upon personal knowledge, and all other facts upon information and belief based, in part, upon the investigation conducted by counsel, as follows:

NATURE OF THE ACTION

1.             Plaintiffs bring this action individually and as a class action on behalf of all persons, other than defendants, who own the securities of Universal American Financial Corporation (“Universal” or the “Company”) and who are similarly situated (the “Class”) to enjoin the proposed transaction described below and to recover damages caused by the breach of fiduciary duties owed by the Director Defendants (as defined below).

2.             This action arises from a scheme by Universal CEO Richard Barasch (“Barasch”) and a group of investors affiliated with Barasch to gain control of Universal through unfair and improper means. The actions of this group began with an offer to buy all Universal shares at a price they knew was unfair to the public shareholders and, when that failed, morphed into a transaction whereby Barasch has arranged to sell his associates a controlling stake in Universal without payment of a premium for control, and without obtaining an opinion from Universal’s financial advisors (or anyone else) that either the consideration paid or the structure of the deal was fair to public shareholders. This scheme has now culminated in Universal’s agreement to purchase MemberHealth, Inc. (“MemberHealth”), a company controlled by a Barasch-affiliated investor, for $630 million, an associated infusion of capital to “support [Universal’s] organic growth,” and the issuance of Universal shares for $20 per share in exchange for the infusion of capital (the “Transaction”). The Transaction was detailed in a May 8, 2007 press release to Universal’s shareholders.

3.             The negotiation and structure of the Transaction are the result of an unfair process and the supervision of and by a conflicted board and improperly informed special committee.

4.             Remarkably, the negotiations were delegated to defendant Barasch, who had a palpable conflict of interest. His recommendations concerning the Transaction should have been viewed by other Board members with extreme skepticism and verified by an independent financial advisor. None of this was done.

5.             Instead, each step of the way, Barasch was taken at his word as to what was best for Barasch and his investment group associates, leaving the public shareholders essentially unprotected and unrepresented at the bargaining table. Consequently, the Transaction will wrongfully reduce the cash value and voting power of the public shareholders’ minority interest, and increase correspondingly the value and voting power of the Favored Investors’ (as defined below) majority interest.

6.             Moreover, the Form S-4 filed by Universal on July 16, 2007, which has now become final (the “Form S-4”) fails to disclose material information concerning the Transaction and the value of Universal shares being issued to the Favored Investors in the Transaction.

7.             The decision of the Director Defendants (as defined below), who constitute Universal’s board of directors, to approve the Transaction constitutes a sham and breach of their fiduciary duties to plaintiffs and other Universal shareholders.

8.             Unless enjoined by the Court, a special meeting of shareholders will take place on August 23, 2007, for shareholders to vote on the Transaction.

PARTIES

9.             Plaintiff Elizabeth Conolly is and has been an owner of shares of defendant Universal common stock at all relevant times described herein.

10.           Plaintiff Thomas McCormack is and has been an owner of shares of defendant Universal common stock at all relevant times described herein.

11.           Plaintiff Shelley Z. Zhang is and has been an owner of shares of defendant Universal common stock at all relevant times described herein.

12.           Plaintiff Green Meadows Partners is and has been an owner of shares of defendant Universal common stock at all relevant times described herein.

13.           Plaintiff James Stellato is and has been an owner of shares of defendant Universal common stock at all relevant times described herein.

14.           Plaintiff Rocco Sorrentino is and has been an owner of shares of defendant Universal common stock at all relevant times described herein.

15.           Defendant Universal is incorporated in New York, and maintains its headquarters at Six International Drive, Suite 190, Rye Brook, New York 10573. According to its most recent Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 16, 2007, Universal is a “health and life insurance holding company, with an emphasis on providing a broad array of health insurance and managed care products and services to the growing senior population.”

16.           Defendant Richard A. Barasch is Universal’s Chief Executive Officer and Chairman of its Board of Directors. Under a shareholder agreement, Barasch has the right to nominate two directors to the Board. The two he has nominated are himself and defendant Harnett (described below), who is the Company’s outside counsel. Neither Barasch nor Harnett are considered to be “independent directors.”

17.           Defendant Barry Averill is a member of Universal’s Board of Directors.

18.           Defendant Bradley E. Cooper is a member of Universal’s Board of Directors. Cooper is a Partner, Senior Vice President, and co-founder of Union Square and was nominated to Universal’s Board of Directors by an affiliate of Capital Z Partners, Ltd. (“Capital Z”), a member of the Barasch investor group. Cooper is not an independent director.

19.           Defendant Mark M. Harmeling is a member of Universal’s Board of Directors.

20.           Defendant Bertram Harnett is a member of Universal’s Board of Directors. The Universal American Board has acknowledged that Bertram Harnett is not independent in its 2006 Proxy Statement. Harnett derives substantial personal financial benefit from the Company. Harnett is a shareholder in the law firm of Harnett, Lesnick & Ripps, P.A. of Boca Raton, Florida, which provides substantial legal services to the Company.

21.           Defendant Linda H. Lamel is a member of Universal’s Board of Directors.

22.           Defendant Eric W. Leathers is a member of Universal’s Board of Directors. Leathers is a partner of Union Square and its predecessor Capital Z and was nominated to Universal’s Board of Directors by an affiliate of Capital Z,a member of the Barasch investor group. Leathers is not an independent director.

23.           Defendant Patrick J. McLaughlin is a member of Universal’s Board of Directors.

24.           Defendant Robert A. Spass is a member of Universal’s Board of Directors. Spass is a Partner and co-founder of Union Square and its predecessor Capital Z and was nominated to Universal’s Board of Directors by an affiliate of Capital Z, a member of the Barasch investor group. Spass is not an independent director.

25.           Defendant Robert F. Wright is a member of Universal’s Board of Directors.

26.           The individual directors of Universal named above are collectively referred to herein as the “Director Defendants.”

27.           Defendant Lee Equity Partners LLC (“Lee Partners”) is an entity operating one of the private equity funds investing capital in Universal in exchange for Universal shares valued at $20 per share in the Transaction. Defendant Lee Partners was also one of the entities who teamed with Barasch to propose the acquisition of all of the remaining outstanding shares of Universal’s common stock.

28.           Defendant Perry Capital LLC (“Perry”) is an entity operating one of the private equity funds investing capital in Universal in exchange for Universal shares valued at $20 per share in the Transaction. Defendant Perry was also one of the entities who teamed with Barasch to propose the acquisition of all of the remaining outstanding shares of Universal’s common stock.

29.           Defendant Union Square Partners Management, LLC (“Union Square”) is an entity operating one of the private equity funds investing capital in Universal in exchange for Universal shares at a price of $20 per share in the Transaction. Capital Z, the predecessor to Union Square, was one of the entities who teamed with Barasch to propose the acquisition of all of the remaining outstanding shares of Universal’s common stock.

30.           Defendant Welsh, Carson, Anderson & Stowe (“Welsh Carson”) is an entity operating one of the private equity funds investing capital in Universal in exchange for Universal shares valued at $20 per share in the Transaction. Defendant Welsh Carson was also one of the entities who teamed with Barasch to propose the acquisition of all of the remaining outstanding shares of Universal’s common stock.

31.           The entities providing capital to Universal in exchange for Universal shares valued at $20 per share in the Transaction named above are collectively referred to herein as the “Favored Investors.”

32.           The Director Defendants owe fiduciary duties including the duties of good faith, loyalty, fair dealing, due care, and candor, to Universal and its shareholders.

33.           The Director Defendants, by reason of their corporate directorships or executive positions, are fiduciaries to and for the Company’s stockholders, which fiduciary relationship requires them to exercise their best judgment, and to act in a prudent manner and in the best interests of the Company’s stockholders.

34.           Each Director Defendant herein is sued individually as well as in their capacity as an officer and/or director of the Company, and the liability of each arises from the fact that he or she has engaged in or consciously disregarded all or part of the unlawful acts, plans, schemes, or transactions complained of herein. Defendant Barasch and those directors who represent members of the Favored Investors are also sued as conspirators and aiders and abettors.

35.           By the acts, transactions, and courses of conduct alleged herein, defendants will deprive plaintiffs and the Class of the true value of their investment in the Company by diluting their voting rights and the value of their investment in favor of the Favored Investors’ interests.

36.           Only half of Universal’s Board of Directors is comprised of truly independent directors. Defendants Barasch and Harnett are not independent. According to Universal’s annual proxy statement, Capital Z and its successor Union Square nominate three directors. Consequently, five of the ten current members of the Board of Directors are not independent.

CLASS ACTION ALLEGATIONS

37.           Plaintiffs bring this action on their own behalf and as a class action pursuant to New York Civil Practice Law and Rules § 901 on behalf of the Class, comprised of all shareholders of defendant Universal (except defendants herein and any person, firm, trust, corporation or other entity related to or affiliated with any of the defendants) and their successors in interest, who have been or will be adversely affected by the conduct of defendants alleged herein.

38.           This action is properly maintainable as a class action on behalf of all Universal shareholders, and their successors in interest (“the Class”), for the following reasons:

a.             The Class is so numerous that joinder of all Class members is impracticable. According to the Form 10-K the Company filed with the SEC on March 16, 2007, as of March 2, 2007, 59,286,281 shares of Universal’s common stock were issued and outstanding. Most of these shares are believed to be held by unaffiliated public shareholders. Upon information and belief, Universal common stock is owned by thousands of shareholders of record, and beneficial owners, scattered throughout the United States.

b.             A class action is superior to other methods for the fair and efficient adjudication of the claims asserted herein, and no unusual difficulties are likely to be encountered in the management of this action as a class action. The likelihood of individual Class members prosecuting separate claims is remote.

c.             There are questions of law and fact which are common to members of the Class and which predominate over any questions affecting any individual members. The common questions include, inter alia, the following:

i.              whether one or more of the defendants has engaged in a plan and scheme to enrich themselves at the expense of Universal’s public stockholders;

ii.             whether the Director Defendants have breached the fiduciary duties owed by them to plaintiffs and members of the Class, and/or have aided and abetted in such breach, by virtue of their participation and/or acquiescence and by their other conduct complained of herein;

iii.            whether defendants have failed to fully disclose the true value of Universal’s assets and earning power and the future financial benefits which the Favored Investors will obtain from the completion of the Transaction;

iv.            whether the Director Defendants have wrongfully failed and refused to seek a valuation of the Universal shares exchanged for the Favored Investors’ capital, or failed and refused to seek the highest possible price for such shares and, instead, have sought to chill potential offers and allow the valuable assets of Universal to be acquired by defendant Favored Investors at an unfair and inadequate price, thereby diluting other shareholders’ interests in Universal;

v.             whether defendant Favored Investors have induced or aided and abetted breaches of fiduciary duty by members of Universal’s board of directors;

vi.            whether plaintiffs and the other members of the Class will be irreparably damaged by the Transaction; and

vii.           whether defendants have breached or aided and abetted the breaches of the fiduciary and other common law duties owed by them to plaintiffs and the other members of the Class.

39.           Plaintiffs are committed to prosecuting this action and have retained competent counsel experienced in litigation of this nature. The claims of plaintiffs are typical of the claims of the other members of the Class and plaintiffs have the same interests as the other members of the Class. Accordingly, plaintiffs are adequate representatives of the Class and will fairly and adequately protect the interests of the Class.

40.           Plaintiffs anticipate that there will not be any difficulty in the management of this litigation.

41.           For the reasons stated herein, a class action is superior to other available methods for the fair and efficient adjudication of this action.

SUBSTANTIVE ALLEGATIONS

42.           On October 25, 2006, Universal announced that its Board of Directors received a proposal from members of management led by defendant Barasch (Universal’s Chairman and Chief Executive Officer), and private equity firms Capital Z, Lee Partners, Perry and Welsh Carson (the “Buyout Group”) to acquire all of Universal’s publicly held common stock for $18.15 per share in cash (the “Buyout Proposal”).

43.           According to the press release issued by the Company, management and the other Buyout Group members together held approximately 48% of the outstanding shares of Universal’s common stock at that time. The Company also announced that a four person “special committee” would review the Buyout Proposal (the “Special Committee”).

44.           According to the Form S-4 filed with the SEC on July 16, 2007, the Special Committee met to analyze both the Buyout Proposal and to consider other alternative transactions. Portions of a number of these meetings included defendant Barasch and other representatives of the Buyout Group.

45.           While the Special Committee considered the Buyout Proposal, the board of MHRx LLC (“MHRx”) and its majority investor, Welsh Carson determined to explore the possibility of a sale of MemberHealth, a privately-held pharmacy benefits manager. In the fall of 2006, defendant Barasch became aware of MHRx’s plans with respect to MemberHealth.

46.           At the same time as the Special Committee was considering the Buyout Proposal, defendant Barasch was also considering the purchase of MemberHealth with representatives of Welsh Carson.

47.           On January 3, 2007, Universal’s senior management commenced a preliminary due diligence review of MemberHealth. Shortly thereafter, defendant Barasch and others began discussions concerning the basic terms of a potential transaction between Universal and MemberHealth, including the purchase price and the form of consideration to be paid.

48.           Also at that time, Universal concluded that “additional capital would be required to support the significant growth in premiums written, particularly in [its] Medicare Advantage business” according to the Form S-4. Universal was apparently concerned about its A.M. Best financial strength ratings and Standard & Poor’s debt rating. Consequently, Universal management concluded that it would need to raise approximately $480 million of equity to fund the consideration for the MemberHealth merger and approximately $180 million to invest in its subsidiaries.

49.           Universal management purportedly concluded that raising the necessary equity “could be done most efficiently and securely through a private placement of our securities with the equity investors who already knew us and were comfortable with our long term goals” according to the Form S-4. Consequently, Universal began discussions with the Favored Investors concerning a possible investment in Universal in mid-January 2007.

50.           At the same time, Universal’s Board concluded that both the Buyout Proposal and the Transaction would be explored further. The Special Committee remained in place to consider the Buyout Proposal and the full Board would consider the proposed MemberHealth Transaction.

51.           On March 5, 2007, the Special Committee announced that it had rejected the Buyout Group’s Buyout Proposal of $18.15 per share as inadequate. The Special Committee continued to meet, although no proposal was pending for the Special Committee to consider.

52.           On May 1, 2007, defendant McLaughlin, on behalf of the members of the Special Committee, advised defendant Barasch that the Special Committee supported the proposed MemberHealth Transaction but “posed a number of questions concerning the proposed investment by the proposed investors” according to the Form S-4. Rather than seeking independent answers to these questions from an investment banker or other impartial source, the Special Committee was simply “kept informed” about key matters, presumably by Barasch, who was conflicted.

53.           On May 3, 2007, defendant Barasch assured the Special Committee “that timing considerations and the fact that the [Favored Investors] had already completed due diligence on us as well as the above market price at which the equity investors were willing to provide funds were among the reasons for our management’s recommendation to proceed with the equity investors as the source of equity financing for the proposed MemberHealth transaction and our ongoing capital needs” according to the Form S-4. The Special Committee never verified from independent sources or advisors that this was true.

54.           On May 7, 2007, the Universal Board unanimously approved the MemberHealth Transaction. Credit Suisse Securities (USA) LLC (“Credit Suisse”) provided an oral and written fairness opinion concerning the fairness of the $630 million merger consideration. However, Credit Suisse did not provide a fairness opinion concerning the $20 per share price for the shares being sold to the Favored Investors in exchange for their equity investment in connection with the Transaction.

55.           Also on May 7, 2007, Universal, MemberHealth, and MHRx executed the merger agreement and the Favored Investors executed the securities purchase agreements.

56.           On May 8, 2007, Universal announced the Transaction and also announced that the Buyout Group had withdrawn the Buyout Proposal and that the Special Committee had been disbanded.

57.           The Transaction provides as follows:

a.             Universal will purchase MemberHealth for approximately $630 million, consisting of 55% in cash and 45% in Universal common stock valued at $20 per share.

b.             To fund the cash required to complete the Transaction and to purportedly provide Universal with necessary capital, the Favored Investors will acquire securities in Universal for a purchase price of $20 per share.

c.             The Transaction will transfer economic and voting control in the Company to defendants Barasch, the Favored Investors, and their affiliates (including Capital Z). Presently, Barasch, the Favored Investors, and their affiliates (including Capital Z) collectively own approximately 46.9% of the Company. After the Transaction, Barasch, the Favored Investors, and their affiliates (including Capital Z) will own approximately 65.3% of the economic interest in the Company and approximately 64.1% of the Company’s voting rights.

d.             The total amount to be invested by the Favored Investors is approximately $350 million. The Transaction contemplates an additional three year earn-out tied to target earnings from the MemberHealth business. The maximum payout under the performance-based earn-out is $150 million. Consequently, the Transaction has a potential value of $780 million.

e.             After the Transaction is completed, Universal’s board will expand to 13 members, with the Favored Investors having the right to nominate six directors, and Barasch continuing to sit on the Board. Thus, Barasch and his affiliates will constitute seven of

13 directors. Charles E. Hallberg, President and CEO of MemberHealth will become a member of the Universal board of directors. With the current split board, it is de facto not independent, as nothing can be approved or disapproved without the votes of the interested directors. However, if the Transaction is completed, the Board will become de jure non-independent.

58.           The Transaction was negotiated by Barasch, whose loyalties are divided between Universal’s shareholders on the one hand and the Favored Investors (with whom defendant Barasch sought to purchase Universal through the Buyout Proposal) on the other. The Barasch-dominated Board consciously acquiesced is this improper conduct.

59.           The $20 per share consideration the Favored Investors will pay for the Universal shares in the Transaction is grossly unfair, inadequate, and substantially below the fair or inherent value of the Company. The shares held by Universal’s public stockholders will be diluted as a result, and value and voting power will be transferred to the Favored Investors. In fact, Universal’s stock currently trades approximately $1.13 above the $20 per share Transaction price. Finally, the $20 price is substantially below the true value of the shares, especially when a control premium is factored in, as the Transaction effects a transfer of control.

60.           The Form S-4 fails to provide Universal shareholders with certain material information concerning the value of MemberHealth and the value of Universal’s shares sold to the Favored Investors, thus giving the shareholders no basis, other than the Credit Suisse valuation, to determine whether to vote in favor of the Transaction.

61.           The Transaction is wrongful, unfair, and harmful to Universal’s public stockholders, the Class members, and represents an attempt by defendants to aggrandize the personal and financial positions and interests of insiders at the expense of and to the detriment of the stockholders of the Company. The Transaction will deny plaintiffs and other Class members their rights to share appropriately in the true value of the Company’s assets, while usurping the same for the benefit of the Favored Investors and senior management at an unfair and inadequate price.

62.           In light of the foregoing, the Director Defendants have breached their fiduciary duties to maximize stockholder value and have not fully informed themselves about whether greater value can be achieved through the sale of the Company to a third party in a manner designed to obtain the highest possible price for Universal’s public stockholders and without placing the Company’s balance sheet at risk, or whether a third party would have provided superior consideration for the Universal shares issued in connection with the Transaction.

63.           The Director Defendants’ fiduciary obligations under these circumstances require them to:

a.             undertake an appropriate evaluation of Universal’s worth as a merger candidate or in liquidation;

b.             engage in a meaningful auction with third parties in an attempt to obtain the best value for Universal’s public shareholders;

c.             act independently so that the interests of Universal’s public shareholders will be protected and enhanced, including obtaining independent advice and assistance unaffected by the conflicting interests of management members;

d.             undertake a valuation of the liquid value of Universal’s assets were they to be disposed of piecemeal in a liquidation auction; and

e.             disclose fully and completely all material information during consideration of the Transaction, and obtain a fairness opinion regarding all aspects of the

Transaction.

64.           The terms of the Transaction are unfair to the plaintiff and the other members of the Class, and the unfairness is compounded by the disparity between the knowledge and information possessed by the Director Defendants by virtue of their positions of control of Universal and that possessed by Universal’s public shareholders.

65.           The Director Defendants’ failure to immediately reject the facially inadequate Transaction described above evidences their disregard for shareholders, and their willingness to negotiate with a pre-ordained financing group (the same group formerly seeking to purchase the entire Company). By failing to reject the Transaction outright, and by unreasonably valuing Universal’s shares at $20 per share, defendants are artificially depressing the value of Universal’s stock, thereby depriving plaintiffs and the Class the maximum value for their shares.

66.           Defendants owe a fiduciary duty to Universal’s stockholders to take all necessary and appropriate steps to maximize the value of their shares. The Director Defendants have the responsibility to act independently so that the interests of the Company’s public stockholders will be protected and to immediately reject transactions that are clearly not in the interest of shareholders, but instead, have been designed to benefit long-time board members and private equity investors aligned with the Company’s Chairman and Chief Executive Officer. Furthermore, the directors of Universal must adequately ensure that no conflict of interest exists between the Director Defendants’ own interests and their fiduciary obligations to maximize stockholder value or, if such conflicts exist, to ensure that all such conflicts will be resolved in the best interests of the Company’s stockholders.

67.           Because the Director Defendants dominate and control the business and corporate affairs of Universal and because they are in possession of material non-public corporate information concerning Universal’s assets, businesses, and future prospects, there is an imbalance and disparity of knowledge of economic power between defendants and the public stockholders of Universal.

68.           The Director Defendants have breached their fiduciary and other common law duties owed to plaintiffs and all other members of the Class in that they have not and are not exercising independent business judgment and have acted and are acting to the detriment of the Class.

69.           Plaintiffs seek preliminary and permanent injunctive relief and declaratory relief preventing defendants from inequitably and unlawfully depriving plaintiffs and the Class of their rights to realize a full and fair value for their stock at a premium over the market price and to compel defendants to carry out their fiduciary duties to maximize shareholder value.

70.           Only through the exercise of this Court’s equitable powers can plaintiffs be fully protected from the immediate and irreparable injury which defendants’ actions threaten to inflict.

71.           Unless enjoined by the Court, defendants will continue to breach their fiduciary duties owed to plaintiffs and the members of the Class and will facilitate the exchange of undervalued Universal shares to the Favored Investors, pre-ordained buyers whose interests are not aligned with those of the Universal shareholders, all to the irreparable harm of plaintiffs and other members of the Class.

72.           Plaintiffs and the Class have no adequate remedy at law.

COUNT I
BREACH OF FIDUCIARY DUTY

73.           Plaintiffs incorporate by reference paragraphs 1 through 72 above as if set forth herein.

74.           By reason of the foregoing, the Director Defendants have breached their fiduciary duties to plaintiffs and the Class under New York law. Specifically, the Director Defendants have breached their duty to protect Universal shareholders from a dilution of their voting rights and the value of their shares of the Company.

75.           In addition, the Director Defendants have failed and refused to consider any alternative whatsoever for the sale of shares to the Favored Investors in the Transaction.

76.           In addition, the Director Defendants have breached their fiduciary duties by failing to obtain an independent fairness opinion concerning the value of the shares sold to the Favored Investors in connection with the Transaction.

77.           Defendant Barasch has breached his fiduciary duty of loyalty by securing for himself personal benefits for the Transaction, including his continued employment as Chief Executive Officer of the Company, at the expense of the public shareholders and the Class.

78.           The Favored Investors have aided and abetted the Director Defendants’ breach of fiduciary duty alleged herein.

79.           Plaintiffs and members of the Class, as shareholders of Universal, have been harmed by reason of the defendants’ breaches of their fiduciary duty.

COUNT II
BREACH OF DUTY OF CANDOR

80.           Plaintiffs incorporate by reference paragraphs 1 through 72 above as if set forth herein.

81.           By virtue of their positions as directors, officers, or controlling shareholders of Universal, the Director Defendants possess a duty to impart complete and accurate information to plaintiffs and the other members of the Class regarding the Transaction.

82.           The Director Defendants have breached their fiduciary duty of disclosure to plaintiffs and the other members of the Class as alleged herein.

83.           Specifically, defendants failed to disclose sufficient material information concerning, inter alia, the fairness of the proposed acquisition of MemberHealth to permit plaintiffs and the other members of the Class to make a fully informed decision whether to vote in favor of the proposed acquisition.

83.           Defendants also failed to disclose sufficient material information concerning, inter alia, the value of Universal’s shares to permit plaintiffs and the other members of the Class to make a fully informed decision whether to vote in favor of the proposed sale of Universal’s shares to the Favored Investors for $20 per share.

84.           Plaintiffs and members of the Class, as shareholders of Universal, have been harmed by reason of the defendants’ breaches of their duty to impart complete and accurate information regarding the Transaction.

PRAYER FOR RELIEF

WHEREFORE, plaintiffs demand judgment as follows:

A.            Declaring that this action is properly maintainable as a class action and certifying plaintiffs as the representatives of the Class;

B.            Preliminarily and permanently enjoining defendants and their counsel, agents, employees, and all persons acting under, in concert with, or for them, from proceeding with, consummating, or closing the Transaction;

C.            In the event that the Transaction is consummated, rescinding it and setting it aside;

D.            Awarding compensatory damages against defendants, individually and severally, in an amount to be determined at trial, together with pre-judgment and post-judgment interest at the maximum rate allowable by law;

E.             Awarding plaintiffs their costs and disbursements, including reasonable allowances for fees of plaintiffs’ counsel and reimbursement of expenses; and

F.             Granting plaintiffs and the Class such other and further relief as the Court may deem just and proper.

DEMAND FOR JURY TRIAL

Pursuant to C.P.L.R. 4102, plaintiffs hereby demand a trial by jury of all issues so triable.

Dated: July 25, 2007	WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP
/s/ Mark C. Rifkin
Mark C. Rifkin Matthew M. Guiney 270 Madison Avenue New York, NY 10016 Telephone: 212-545-4600 Facsimile: 212-686-0114
PASKOWITZ & ASSOCIATES Laurence D. Paskowitz 60 East 42nd Street 46th Floor New York, NY 10165 Telephone: 212-685-0969 Facsimile: 800-705-9529
WOLF POPPER LLP Robert M. Kornreich Carl L. Stine 845 Third Avenue New York, NY 10022 Telephone: 212-759-4600 Facsimile: 212-486-2093

Plaintiffs’ Counsel and Proposed Co-Lead Counsel
ROY JACOBS & ASSOCIATES Roy L. Jacobs, Esq. 60 East 42nd Street 46th Floor New York, NY 10165 Telephone: 212-867-1156 Facsimile: 212-504-8243
LAW OFFICES OF MARC S. HENZEL Marc S. Henzel 273 Montgomery Ave. Suite 202 Bala Cynwyd, PA 19004 Telephone: 610-660-8000 Facsimile: 610-660-8080
ZIMMERMAN, LEVI & KORSINSKY, LLP Joseph Levi 39 Broadway, Suite 1601 New York, NY 10006 Telephone: 212-363-7500 Facsimile: 212-363-7171
Plaintiffs’ Counsel